                                                                      EXHIBIT 12

                        ADVANTICA RESTAURANT GROUP, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                    One Week           Fifty-One
                                                                   --------           Ended           Weeks Ended         ---------
                                                                     1997        January 7, 1998   December 30, 1998         1999
                                                                   --------      ---------------   -----------------      ---------
(In thousands)
Loss from continuing operations before income taxes                $(81,978)         $589,044          $(129,060)         $(274,988)
                                                                   --------          --------          ---------          ---------
Add:
       Interest expense excluding capitalized interest              124,507             1,901            101,590             93,498
       Amortization of debt expense                                   4,608                83             (7,501)            (7,682)
                                                                   --------          --------          ---------          ---------
                       Subtotal                                     129,115             1,984             94,089             85,816
                                                                   --------          --------          ---------          ---------
       Interest factor in rents                                      11,190               218             11,174             12,349
                                                                   --------          --------          ---------          ---------
                       Total earnings (losses)                     $ 58,327          $591,246          $ (23,797)         $(176,823)
                                                                   ========          ========          =========          =========

Fixed charges:
       Interest expense excluding capitalized interest             $124,507          $  1,901          $ 101,590          $  93,498
       Amortization of debt expense                                   4,608                83             (7,501)            (7,682)
                                                                   --------          --------          ---------          ---------
                       Subtotal                                     129,115             1,984             94,089             85,816
       Interest factor in rents                                      11,190               218             11,174             12,349
                                                                   --------          --------          ---------          ---------
                       Total fixed charges                         $140,305          $  2,202          $ 105,263          $  98,165
                                                                   ========          ========          =========          =========

Ratio of earnings to fixed charges                                       --             268.5                 --                 --
                                                                   ========          ========          =========          =========

Deficiency in the coverage of fixed charges by
       earnings (losses) before fixed charges                        81,978          (589,044)           129,060            274,988
                                                                   ========          ========          =========          =========

                                                                    --------          --------
                                                                      2000              2001
                                                                    --------          --------
(In thousands)
Loss from continuing operations before income taxes                 $(80,670)         $(94,751)
                                                                    --------          --------
Add:
       Interest expense excluding capitalized interest                90,311            78,252
       Amortization of debt expense                                   (3,366)            1,511
                                                                    --------          --------
                       Subtotal                                       86,945            79,763
                                                                    --------          --------
       Interest factor in rents                                       15,774            15,513
                                                                    --------          --------
                       Total earnings (losses)                      $ 22,049          $    525
                                                                    ========          ========

Fixed charges:
       Interest expense excluding capitalized interest              $ 90,311          $ 78,252
       Amortization of debt expense                                   (3,366)            1,511
                                                                    --------          --------
                       Subtotal                                       86,945            79,763
       Interest factor in rents                                       15,774            15,513
                                                                    --------          --------
                       Total fixed charges                          $102,719          $ 95,276
                                                                    ========          ========

Ratio of earnings to fixed charges                                        --                --
                                                                    ========          ========

Deficiency in the coverage of fixed charges by
       earnings (losses) before fixed charges                         80,670            94,751
                                                                    ========          ========

For purposes of these computations, the ratio of earnings to fixed charges has been calculated by dividing pretax earnings by fixed charges. Earnings, as used to compute the ratio, equals the sum of income before income taxes and fixed charges excluding capitalized interest. Fixed charges are the total interest expenses including capitalized interest, amortization of debt expenses and a rental factor that is representative of an interest factor (estimated to be one third) on operating leases.